UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

MOUNT KNOWLEDGE HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of incorporation or	(Commission File Number)	IRS Employer Identification No.)
organization)

228 Park Avenue S. #56101 New York, NY		10003-1502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 289-0944

Not Applicable
 (Former name or former address, if changed since the last report)

29445 Beck Rd., Ste. A-106

Wixom, Michigan 48393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 30, 2012, James D. Beatty was appointed as a member of the Board of Director of the Corporation, effective immediately.

On March 31, 2012, Daniel A. Carr resigned as Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary of the Corporation, effective immediately. The resignation of Mr. Carr was not a result of any disagreements relating to the Company’s operations, policies or practices.

On March 31, 2012, James D. Beatty, the sole Director of the Corporation, assumed the position of Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary of the Corporation, effective immediately.

From July 1982 to the present, Mr. Beatty has been the President and Chief Executive Officer of Trinity Capital Corporation, a private Canadian merchant bank.  From January 2005 to March 2011, Mr. Beatty has also been the Chairman of Canary Resources Inc., a U.S. publicly traded coal bed methane company operating in Eastern Kansas and Western Missouri. From March 2006 until June 2008, Mr. Beatty served as Chairman of First Metals Inc. a Canadian base metals producer listed on the Toronto Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2012

MOUNT KNOWLEDGE HOLDINGS, INC.

By:	/s/ James D. Beatty
James D. Beatty
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director

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